                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REPUBLIC BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 _______________________________________________



TO THE STOCKHOLDERS
OF REPUBLIC BANCSHARES, INC.:

         You are cordially invited to attend the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company"). The Annual Meeting will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 22, 1997. A continental breakfast will be served at 8:30 a.m., local time, and official business will be conducted starting at 9:00 a.m.

         At the 1997 Annual Meeting, you will be asked to consider and vote upon (i) the election of six directors to serve until the 1998 Annual Meeting of Stockholders, (ii) the ratification of Arthur Andersen, LLP, as the independent public accountants for the Company and its wholly owned subsidiary, Republic Bank, for the fiscal year ending December 31, 1997, (iii) such other business as may properly come before the 1997 Annual Meeting or any adjournment thereof.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 1997 ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the 1997 Annual Meeting.

         If you have any questions about the enclosed Proxy Statement or the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, please let us hear from you.

                                        Sincerely,



                                        /s/ John W. Sapanski
                                        --------------------------------
                                        John W. Sapanski
                                        President

                           REPUBLIC BANCSHARES, INC.
                            111 SECOND AVENUE, N.E.
                           ST. PETERSBURG, FL  33701
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company") will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 22, 1997, at 9:00 a.m., local time, (the "1997 Annual Meeting"), for the following purposes:

         1. ELECT DIRECTORS. To consider and vote upon the election of six directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. RATIFY APPOINTMENT OF ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary Republic Bank (the "Bank") for the fiscal year ending December 31, 1997;

         3. OTHER BUSINESS. To transact such other business as may properly come before the 1997 Annual Meeting or any adjournment thereof.

         Only stockholders of record of the Company at the close of business on March 18, 1997, are entitled to receive notice of and vote at the meeting or any adjournment thereof. All stockholders, whether or not they expect to attend the 1997 Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of Proxy in the accompanying envelope. The Proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed Proxy bearing a later date, or by voting in person at the 1997 Annual Meeting.

                                              By Order of the Board of Directors

                                              Christopher M. Hunter
                                              Secretary

March 27, 1997

         PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING. IF YOU ATTEND THE 1997 ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                           REPUBLIC BANCSHARES, INC.
                          TO BE HELD ON APRIL 22, 1997

                                  INTRODUCTION

GENERAL

         This Proxy Statement is being furnished to the stockholders of Republic Bancshares, Inc., a corporation chartered under the laws of the State of Florida (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company from holders of the outstanding shares of the $2.00 par value common stock of the Company and $20.00 par value noncumulative convertible perpetual preferred stock for use at the Annual Meeting of Stockholders of the Company to be held on April 22, 1997 or any adjournment thereof (the "1997 Annual Meeting"). The 1997 Annual Meeting is being held to consider and vote upon (i) the election of six directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary Republic Bank (the "Bank") for the fiscal year ending December 31, 1997, and (iii) such other business as may come properly before the 1997 Annual Meeting. The Board of Directors of the Company knows of no business that will be presented for consideration at the 1997 Annual Meeting other than the matters described in this Proxy Statement.

         The principal executive offices of the Company are located at 111 Second Avenue, N.E., St. Petersburg, FL 33701. The telephone number of the Company at such offices is (813) 823-7300.

         This Proxy Statement is dated March 27, 1997, and is first being mailed to the stockholders of the Company on or about March 31, 1997.

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

         The Board of Directors of the Company has fixed the close of business on March 18, 1997, as the record date for the determination of the Company stockholders entitled to receive notice of and vote at the 1997 Annual Meeting. At the close of business on such date, there were 4,183,507 shares of $2.00 par value common stock ("Common Stock") issued and outstanding and held by approximately 1,070 stockholders of record. Also at the close of business on such date there were 75,000 shares of $20.00 par value noncumulative convertible perpetual preferred stock ("Preferred Stock") issued and outstanding and held by seven stockholders of record. For information with respect to stockholders who owned more than 5% of the outstanding Common Stock, as well as the ownership of Common and Preferred Stock by the directors and executive officers of the Company on December 31, 1996, see "Principal Stockholders" and "Security Ownership of Management". Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the 1997 Annual Meeting for each share of the Common Stock held of record at the close of business March 18, 1997. Holders of Preferred Stock are entitled to ten votes on each matter considered and voted upon at the 1997 Annual Meeting for each share of Preferred Stock held of record at the close of business March 18, 1997, and will vote with the holders of Common Stock on all matters to be voted on at the 1997 Annual Meeting. Shares of the Common and Preferred Stock represented by a properly executed Proxy, if such Proxy is received in time and not revoked, will be voted at the 1997 Annual Meeting in accordance with the instructions indicated in such Proxy.

         In determining whether a quorum exists at the 1997 Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against", as well as all abstentions (including those to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes will be counted. The number of votes required for all matters to be considered and voted upon by the stockholders at the Annual Meeting is a majority of the shares of stock, represented and entitled to vote at the 1997 Annual Meeting, at which a quorum is present. Consequently, with respect to such proposals, abstentions will be counted as part of the base number of votes to be used in determining if a quorum is present at the meeting and the proposal has received the requisite number of base votes for approval. Thus, an abstention will have the same effect as a vote "against" such proposal. Conversely, broker non-votes will not be counted for purposes of determining whether a quorum is present and will have no effect on the vote with respect to such proposals.

         A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the 1997 Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) voting in person at the 1997 Annual Meeting. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Republic Bancshares, Inc., 111 Second Avenue, N.E., St. Petersburg, Florida 33701, Attention: Christopher M. Hunter, Secretary.

         THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS. COPIES WILL BE PROVIDED WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED. SUCH REQUEST SHOULD BE ADDRESSED AS FOLLOWS:
REPUBLIC BANCSHARES, INC., 111 SECOND AVENUE, N.E., ST. PETERSBURG, FLORIDA 33701, ATTENTION: CHRISTOPHER M. HUNTER, SECRETARY.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS
GENERAL

         The 1997 Annual Meeting is being held, in part, to elect six directors of the Company to serve one-year terms of office. As stated above, the By-laws of the Company currently provide that the Board of Directors will consist of not less than five and not more than twenty-five directors, without any division of the Board into classes. The Board of Directors currently has established the number of directors at six.

         All shares represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other persons as they may select.

         The affirmative vote of the holders of a majority of the shares of stock represented and entitled to vote at the 1997 Annual Meeting, at which a quorum is present, is required for the election of the nominees listed below to serve as directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE SIX NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

         The following table sets forth the name and age of each nominee; a description of his or her positions and offices with the Bank and the Company (other than as director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; certain other directorships; and the number of shares of the Common Stock beneficially owned at December 31, 1996, including shares which that person has a right to acquire beneficial ownership for within 60 days of that date. All of the nominees became directors of the Company when it was organized in November, 1996. The directors of the Company also serve as directors for the Bank. No director of the Company will be continuing in office after the 1997 Annual Meeting, but for reelection. For information concerning membership on committees of the Board of Directors, see "Proposal One -- Election of Directors -- Information about the Board of Directors and its Committees".

                 NAME, AGE, AND YEAR                     PRINCIPAL OCCUPATION                   SHARES OF THE BANK COMMON
                 FIRST ELECTED A DIRECTOR                DURING PAST FIVE YEARS                 STOCK BENEFICIALLY OWNED
                 ------------------------                ----------------------                 --------------------------

                 Fred Hemmer, 42                         Chief Lending Officer and                16,305 (less than 1%)
                 Elected to Board: 1986                  Senior Executive Vice
                                                         President in charge of
                                                         Corporate Banking and Special
                                                         Assets of the Bank since 1991;
                                                         Executive Vice President of
                                                         Rutenberg Corporation,
                                                         Clearwater, Florida, from 1980
                                                         to 1991.

                 NAME, AGE, AND YEAR                     PRINCIPAL OCCUPATION                   SHARES OF THE BANK COMMON
                 FIRST ELECTED A DIRECTOR                DURING PAST FIVE YEARS                 STOCK BENEFICIALLY OWNED
                 ------------------------                ----------------------                 --------------------------
                 William R. Hough, 69                    President of William R. Hough            2,318,106 (43.2%)
                 Elected to Board:  1993                 & Co., St. Petersburg,
                                                         Florida, an investment banking
                                                         firm specializing in state,
                                                         county, and municipal bonds,
                                                         since 1962; President of WRH
                                                         Mortgage, Inc. ("WRH
                                                         Mortgage"), St. Petersburg,
                                                         Florida, since May 1993;
                                                         Director of F.F.O. Financial
                                                         Group, Inc., ("FFO")
                                                         Kissimmee, Florida, since
                                                         September 1993; President
                                                         of Royal Palm Center, II,
                                                         Inc., Port Charlotte, Florida
                                                         since September 1991.

                 Marla Hough, 39                         President of Hough Engineering,          3,000 (less than 1%)
                 Elected to Board:  1997                 Inc., an engineering consulting
                                                         firm, Bradenton, Florida, from
                                                         March 1997; Vice President of
                                                         Bishop & Associates, Bradenton,
                                                         Florida, an engineering,
                                                         planning and surveying firm,
                                                         from 1992 - February, 1997,
                                                         Project Manager at Zoller,
                                                         Najjar and Shroyer, Inc., an
                                                         engineering, planning,
                                                         surveying and landscape
                                                         architecture firm, Bradenton,
                                                         Florida from 1984-1992.

                 Alfred T. May, 58                       Director and Chairman of the               37,600 (less than 1%)
                 Elected to Board:  1993                 Board of FFO and its
                                                         subsidiary, First Federal
                                                         Savings & Loan of Osceola
                                                         County, Kissimmee, Florida,
                                                         since September 1993;
                                                         President of Mid-State Federal
                                                         Savings Bank, Ocala, Florida,
                                                         from 1989 to 1992.

                 William J. Morrison, 64                 Senior  Partner of Morrison &             105,950 (2.0%)
                 Elected to Board:  1980                 Company, P.A., Tampa, Florida,
                                                         a certified public accounting
                                                         firm, since 1995; General
                                                         Partner of Best-Morrison
                                                         Properties, Tampa, Florida, a
                                                         real estate investment firm
                                                         since 1975; Managing Partner
                                                         of Morrison Investments, Ltd.
                                                         Tampa, Florida, a real estate
                                                         and securities investment
                                                         firm, since 1991.

                 NAME, AGE, AND YEAR                     PRINCIPAL OCCUPATION                   SHARES OF THE BANK COMMON
                 FIRST ELECTED A DIRECTOR                DURING PAST FIVE YEARS                 STOCK BENEFICIALLY OWNED
                 ------------------------                ----------------------                 --------------------------
                 John W. Sapanski, 66
                 Elected to Board:  1993                 President of the Company since         498,292 (9.3%)
                                                         November, 1995; Chairman,
                                                         President and Chief Executive
                                                         Officer of the Bank since May,
                                                         1993; President of WRH
                                                         Mortgage from 1992 to May,
                                                         1993; President and Chief
                                                         Executive Officer of Florida
                                                         Federal Savings Bank, St.
                                                         Petersburg, Florida from 1988
                                                         to 1990.

DIRECTOR COMPENSATION

         All of the directors of the Company are currently directors of the Bank. The Bank pays each director, other than directors who are also executive officers or employees, a directors' fee of $500 per month for attendance at Board meetings ($250 when attendance is by telephone) and $300 for each committee meeting attended ($200 when held on same day of a Board meeting). Directors who are also executive officers or employees of the Bank receive no Board or committee fees. The directors of the Company receive no compensation other than their Bank directors' fees.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Company was chartered under the laws of the State of Florida on November 3, 1995 in order to facilitate the holding company reorganization of the Bank, which was consummated on March 21, 1996. The Board of Directors of the Company held fourteen meetings during 1996.

         The Board of Directors of the Bank, all of the members of which constitute the Board of Directors of the Company, held fourteen meetings in
1996.   All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors of the Bank and the Company and the committees of the Board on which they served.

         The Bank's Board of Directors presently has three standing committees: the Audit, Loan and Compensation Committees. Information regarding the functions of those committees, their membership, and the number of meetings held during 1996 follows:

         (i) The Audit Committee annually recommends to the Board of Directors the firm to be engaged as independent public accountants of the Company and the Bank for the next year, reviews the plan for the audit engagement, examines the audit of the Company and the Bank as prepared by the independent public accountants, generally reviews financial reporting procedures, determines whether the Company and the Bank are in sound and solvent condition, and periodically reports to the Board on the financial condition of the Company and the Bank. During 1996, the Audit Committee held four meetings. The members of the Audit Committee are Mr. May (Chairman), Mr. Morrison and Ms. Hough.

         (ii) The Loan Committee meets periodically to review and approve loans and other extensions of credit, the amounts of which exceed specified limits as set forth in the Bank's Credit Administration Policy. During 1996, the Loan Committee held thirty-two meetings. The members of the Loan Committee are Messrs. Morrison (Chairman), May, Hemmer, and Sapanski and Ms. Hough.

         (iii) The Compensation Committee reviews and approves proposed direct compensation of officers, approves major incentive plans and benefit plans for the Bank, grants stock options and other awards under plans, reviews certain promotions, and reviews the Bank's compensation and benefits policy generally. During 1996, the Compensation Committee held four meetings. The members of the Compensation Committee are Messrs. Hough (Chairman), May, and Morrison.

SENIOR EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         The following list sets forth the name and age of each senior executive officer of the Bank and all positions held by each such officer in the Bank (and the period each such position has been held), a brief account of each such officer's business experience, and certain other information. The two executive officers of the Company are John W. Sapanski, who serves as President of the Company and the Bank, and William R. Falzone, who is the Company's Treasurer and Vice President. Information regarding both of these individuals is provided in the list of executive officers of the Bank below.

    John W. Sapanski (66)--Chairman of the Board, President and Chief Executive Officer of both the Company and the Bank. Mr. Sapanski has been Chairman of the Board and Chief Executive Officer of the Bank since June 1993 and of the
Company since November 1995.   He has 45 years of banking experience, including
service with the Dime Savings Bank in New York, New York, from 1949 to 1987, where he acted as President and Chief Operating Officer from 1981 to 1987 and service with Florida Federal Savings Bank in St. Petersburg, Florida ("Florida Federal"), from 1988 to 1991, where he acted as President and Chief Executive Officer of Florida Federal from 1988 to 1991. Mr. Sapanski was President and Chief Executive Officer of Florida Federal at the time the OTS placed Florida Federal in conservatorship. Mr. Sapanski was retained by the Resolution Trust Corporation (the "RTC"), the conservator for Florida Federal to assist in managing the institution in conservatorship until it was sold by the RTC to First Union Corporation in August 1991.

    Fred Hemmer (42)--Director of the Bank, Senior Executive Vice President of the Bank in charge of Corporate Banking and Special Assets. Mr. Hemmer has served as Executive Vice President since joining the Bank in 1991. He previously served as Executive Vice President of Rutenberg Corporation, a real estate development company based in Clearwater, Florida, from 1980 to 1991. Mr. Hemmer is a certified public accountant and served with Arthur Andersen & Co. from 1976 to 1980. Mr. Hemmer is also a licensed real estate broker and certified general contractor.

    William R. Falzone (49)--Treasurer of the Company, Executive Vice President and Chief Financial Officer of the Bank. Mr. Falzone joined the Bank in February 1994. He was employed at Florida Federal Savings Bank from 1983 through 1991, where he served as Senior Vice President and Controller and as Director of Financial Services. Most recently, he was a Senior Consultant for Stogniew and Associates, St. Petersburg, Florida, a nationwide consulting firm. He has over 20 years of banking experience and is also a certified public accountant.

    John W. Fischer, Jr. (48)--Executive Vice President of the Bank in charge of Consumer Banking. Mr. Fischer, who joined the Bank in December, 1993, has over 20 years of banking experience in retail branch management and consumer and residential lending. Mr. Fischer formerly served as Regional Marketing Director for Western Reserve Life in Clearwater, Florida, Regional Vice President of Great Western Bank in Miami, Florida, and Executive Vice President/Consumer Financial Services for Florida Federal Savings Bank in St. Petersburg. Mr. Fischer holds a life, health, annuity and Series 7 securities license.

    Richard Gleitsman (43)--Executive Vice President and Chief Administrative Officer of the Bank. Mr. Gleitsman joined the Bank in December, 1993, having previously served as Executive Vice President and Regional Manager of CrossLand Savings Bank since 1986. He has over 25 years of banking experience in retail branch management, loan servicing, human resources, data processing, and executive administration.

    Kathleen A. Reinagel (45)--Executive Vice President of the Bank in charge of Credit and Loan Administration. Ms. Reinagel, who has served in her present position with the Company since August 1993, has over 20 years of experience in the lending field with concentration in credit and underwriting, loan documentation, due diligence and loan review. Ms. Reinagel formerly served as Vice President of WRH Mortgage, St. Petersburg, Florida and Vice President, Department Manager of Commercial Real Estate of Florida Federal.

    Steven McWhorter (35)--Division Director in charge of the Mortgage Banking Division. Mr. McWhorter joined the Bank in April, 1996, having previously served as Regional Manager of FT Mortgage Company since 1992. He has over 14 years of experience in the mortgage banking industry.

EXECUTIVE COMPENSATION

    Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the chief executive officers and other executive officers of the Company and its subsidiary, the Bank, including the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 1996 and up to two additional officers whose annual salaries and bonuses exceeded $100,000.00 during 1996 but who were not executive officers (collectively, these officers and the chief executive officer are referred to as the "named executive officers"). The named executive officers of the

Company do not receive compensation other than that paid by the Bank; accordingly, the only executive compensation information provided concerns the named executive officers of the Bank. The disclosure requirements for the named executive officers include the use of tables and other textual descriptions that together show the total cash and other compensation received by the named executive officers for the periods indicated. During 1996 there were ten executive officers whose annual salary and bonuses exceeded $100,000.00.





                   [Balance of page intentionally left blank]

                           SUMMARY COMPENSATION TABLE

The table below sets forth certain elements of compensation for the named executive officers for 1994 through 1996.


                                                                                 Long Term Compensation
                                     Annual Compensation                        Awards     Payouts

           (a)             (b)        (c)           (d)        (e)         (f)          (g)          (h)          (i)
           Name                                                                      Securities
           and                                                         Restricted    Underlying                All Other
     Principal Positions                                                  Stock       Options/      LTIP       Compen-
   (with the Bank, unless  Year     Salary        Bonus        Other    Awards(s)     SARs (#)     Payouts      sation
   otherwise indicated)                                         ($)       ($)                        ($)         ($)

  John W. Sapanski        1996     $210,205    $ 66,000(1)     $0          $0          6,000          $0      $ 2,391(2)
  Chairman, President     1995     $200,500    $ 30,000(1)     $0          $0          6,000          $0      $ 2,310(2)
  and Chief               1994     $152,400    $ 49,348        $0          $0          6,000          $0      $ 1,882(2)
  Executive Officer

  Fred Hemmer             1996     $130,300    $ 32,500(1)     $0          $0          4,900          $0      $ 2,399(2)
  Chief Lending           1995     $125,025    $ 24,810(1)     $0          $0          4,900          $0      $ 1,719(2)
  Officer and Senior      1994     $115,777    $ 28,184        $0          $0          4,900          $0      $ 1,880(2)
  Executive
  Vice President in
  Charge of Corporate
  Banking and Special
  Assets

  Steve McWhorter (3)     1996     $ 69,231    $ 83,666(1)     $0          $0         62,000          $0      $ 1,570(2)
  Division Director in    1995     $      -    $         -      -           -              -           -            -
  Charge of Mortgage      1994     $      -    $         -      -           -              -           -            -
  Banking Division

  Richard Gleitsman       1996     $ 91,221    $ 18,795(1)     $0          $0          1,800          $0      $ 1,637(2)
  Chief Administrative    1995     $ 86,000    $ 14,579(1)      -           -          1,800          $0      $ 1,249(2)
  Officer and             1994     $ 86,718    $   7,800        -           -          1,800          $0      $ 1,418(2)
  Executive
  Vice President

  John Fischer            1996     $ 89,505    $ 18,795(1)     $0           $0         1,800          $0       $ 1,611(2)
  Executive Vice          1995     $ 86,000    $ 14,579(1)     $0           $0         1,800          $0       $ 1,240(2)
  President in Charge     1994     $ 83,172    $  7,800        $0           $0         1,800          $0             $0
  of Consumer Banking
  Division

  Charles Farrell (3)     1996     $ 53,846    $149,719(1)     $0           $0        55,000          $0             $0
  Region Manager of       1995     $      -    $      -         -            -             -           -              -
  Boston Mortgage         1994     $      -    $      -         -            -             -           -              -
  Banking Operations


(1) Bonuses for 1996 and 1995 were paid in January 1997 and 1996, respectively.
(2) Represents 25% matching contributions by the Company pursuant to the Republic Bank Employee Savings Plan and Trust.
(3) This officer has a written contract with the Bank which provides for the payment of salaries, bonuses and stock options upon meeting certain prescribed profit levels in addition to provisions for the operation of loan production. The contract is terminable at will.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

    The following table contains information about option awards made to the named executive officers during 1996 under the Company's 1995 Stock Option Plan.


                                                                                Potential realizable value at
                                                    Individual Grants           assumed annual rates of stock
                                                                                price appreciation for option
                                                                                term

      (a)             (b)              (c)             (d)            (e)             (f)              (g)

                   Number of       % of Total
                  Securities        Options/
                  Underlying      SARs Granted
                 Options/SARs     to Employees      Exercise or
                  Granted (#)    in Fiscal Year     Base Price      Expiration
      Name            (1)                            ($/Share)         Date        5% ($)(3)       10% ($)(3)



  John W.            6,000                2.2%         $13.63       04/23/06    $     51,412     $   130,288
  Sapanski

  Fred Hemmer        4,900                1.8%         $13.63       04/23/06    $     41,987     $   106,402

  Steve             62,000(2)            22.9%         $13.63       04/23/06    $    531,259     $ 1,346,314
  McWhorter

  Richard            1,800                0.7%         $13.63       04/23/06    $     15,424     $    39,087
  Gleitsman

  John               1,800                0.7%         $13.63       04/23/06    $     15,424     $    39,087
  Fischer

  Charles           55,000(2)            20.3%         $13.63       04/23/06    $    471,278     $ 1,194,311
  Farrell

___________________________________________________________
(1) Twenty percent of the shares of Common Stock covered by options granted in 1996 were exercisable immediately, with an additional twenty percent becoming exercisable each year for the next four years on the anniversary date of the grant and full vesting occurring on the fourth anniversary date.
(2) Vest at the rate of 20% at the end of each 12 month period over five years, contingent upon the mortgage banking division meeting specified net income performance goals as set by the Board of Directors.
(3) The potential realizable value of grant of options, assuming that the market price of Common Stock appreciates in value from the date of grant to the end of the option term at either a 5% (column (f)) or 10% (column
    (g)) annualized rate. The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table shows stock option exercises by the named executive officers during 1996 of options granted under the Company's 1995 Stock Option Plan, including the aggregate value of gains on the date of exercise. No grants to the named executive officers were made in 1996 under the Bank Non-Qualified Stock Option Plan. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1996. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Common Stock.


                                                                                                         Value of
                                                                             Number of                  Unexercised
                                                                            Unexercised                In-the-Money
                                                                          Options/SARs at             Options/SARs at
                                                                             FY-End(#)                  FY-End($)

                            Shares Acquired       Value Realized            Exercisable/               Exercisable/
           Name               on Exercise               (1)                Unexercisable               Unexercisable

  John W. Sapanski                 0                    $0                     26,000                    $210,100
                                                                               10,800                    $ 22,350

  Fred Hemmer                      0                    $0                     10,880                    $ 52,898
                                                                                8,820                    $ 18,253

  Steve McWhorter                  0                    $0                          0                    $      0
                                                                               62,000                    $ 93,000


  Richard Gleitsman                0                    $0                      1,440                    $  3,015
                                                                                3,240                    $  6,705


  John Fischer                     0                    $0                      2,160                    $  6,345
                                                                                3,240                    $  6,705

  Charles Farrell                  0                    $0                          0                    $      0
                                                                               55,000                    $ 82,500

____________________________________________________________________
(1) Market value of underlying Common Stock at exercise date, minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors of the Bank is composed entirely of outside directors who are not, and have never been, officers or employees of the Bank. The Board of Directors designates the members and Chairman of such committee.

    COMPENSATION POLICY. The policies that govern the committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for our stockholders. The committee believes that compensation of executive officers and others should be directly linked to the Bank's operating performance and that achievement of performance objectives over time is the primary determinant of share price. Annually, the Board of Directors approves an operating plan for the coming year which sets forth specific financial objectives for the Bank. Throughout the year, management reports to the Board on its progress toward meeting those objectives and the Committee evaluates management's success in achieving the Bank's overall goals when making its compensation decisions. In 1994, the Board of Directors approved the establishment of a Corporate Incentive Program, under which an executive officer's salaries and incentive compensation are determined based on the extent to which both corporate goals and individually measurable objectives for each employee are met. This program reflects a pay-for-performance relationship where a portion of total compensation is at risk.

    The underlying objectives of the Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain the optimum short-term and long-term operating performance for the Bank, to link executive and stockholder interests through equity-based (i.e., stock option) plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

    SALARIES. The Compensation Committee reviews the Bank's operating results for the fiscal year, the operating plan for the coming year, and unusual individual accomplishments during the year and also considers economic conditions and other external events that affect the operations of the Bank. Based on this examination, salary guidelines are promulgated for the coming year within the salary structure of the Bank. Specifically excluded from consideration in formulating the guidelines were costs associated with additional branches or new business units formed during 1996. In 1996, the salary guideline provided for an overall 4% increase over the prior year for all employees.

    The base salary of senior officers is initially determined by evaluating the responsibilities of the position against the competitive market place. The salary structure for executive officers is included in the general salary structure for the Bank. Salary ranges for executive officers are determined with reference to a third-party survey of Florida financial institutions with similar asset size. Salary ranges for other employees are determined by evaluating the employee's level of supervisory authority and technical expertise, among other things, and comparing the employee's function to a survey of similar functions at other financial institutions. The Committee believes that the Bank's salary range for its employees is below that of most comparable sized financial institutions listed on the survey.

     DEDUCTION LIMIT. At this time, because of its compensation levels, the Company does not appear to be at risk of losing deductions under the recently enacted Section 162(m) of the Internal Revenue Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, the Company has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

    STOCK OPTIONS. Executive officers and other persons designated by the Compensation Committee also are eligible to participate in the Bank's Stock Option Plan. The Stock Option Plan is intended to assist the Bank in securing and retaining such employees by allowing them to participate in the ownership and growth of the Bank through the granting of stock options and SARs. The granting of options and SARs gives such employees an additional inducement to work for the Bank's success. The Compensation Committee determines the number of option grants made to various employees by evaluating their relative degree of influence over the operations of the Bank and the Bank's results of operations. There is no specific formula that the Committee uses in determining the officers who will be granted options or the timing and amounts of the options that are granted.

    SUMMARY OF CEO COMPENSATION. The Compensation Committee reviews and evaluates the performance of the Chief Executive Officer and submits adjustments for approval by the whole committee and for approval by the Board of Directors with any Bank officers serving as directors absent from such deliberations. In determining the compensation paid to the CEO for 1996, the Compensation Committee appraised the overall business strategy and management initiatives to maximize returns to stockholders. In addition, the committee considered a peer group analysis of comparable-sized financial institutions located in comparable markets from across the nation as well as a survey of local financial institutions. The committee noted that the Chief Executive Officer's compensation continues to be within the lower percentile of institutions surveyed. The committee considered the Bank's overall financial performance, particularly in the context of the competitive and economic conditions within which the Bank operated, in determining the salary increase. Based upon the Bank's performance and the results of the peer group comparison, the committee recommended that the base salary of the Chief Executive Officer be increased, bringing Mr. Sapanski's total salary for 1996 to $210,205 from $200,500.00 in 1995. This salary increase over Mr. Sapanski's salary for 1995 was generally consistent with salary increases for CEOs of similarly sized financial institutions. Also, based on a comparison of 1996's operating results to the operating plan, the Board approved an incentive award of $66,000 for the CEO.

SUMMARY

    In summary, the Bank's overall executive compensation program is designed to reward managers for good individual, Bank and share value performance. The Compensation Committee intends to monitor the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Bank and stockholder objectives.

/s/ WILLIAM R. HOUGH         /s/WILLIAM J. MORRISON          /s/ALFRED T. MAY






                   [Balance of page intentionally left blank]

PERFORMANCE GRAPH

    The following graph compares the monthly, cumulative total return on the Common Stock from 1993 through 1996, with that of the Nasdaq stock index, an average of all over-the-counter stocks, and the Carson Medlin Company's Independent Bank Index, an average of 18 community banks in the southeastern states of the United States based upon stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends. The data was provided by the Carson Medlin Company.


                                1993            1994            1995            1996
                                ----            ----            ----            ----
REPUBLIC BANKSHARES, INC.       100             119             154             164
INDEPENDENT BANK INDEX          100             121             164             192
NASDAQ INDEX                    100              98             138             170


CERTAIN TRANSACTIONS

    Certain directors and executive officers of the Company and the Bank, members of their immediate families, and entities with which such persons are associated are customers of the Bank. As such, they had transactions in the ordinary course of business with the Bank during 1996 and will have additional transactions with the Bank in the future. All loans and commitments to lend included in those transactions were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, have not involved more than the normal risk of collectibility or presented other unfavorable features.

    For additional information about the Company and the Bank's transactions with companies that are affiliates of William R. Hough, a director of the Company who is a member of the Bank's Compensation Committee, see "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    William R. Hough, a director and one of two controlling stockholders, is President and the controlling shareholder of William R. Hough & Co., an NASD-member investment banking firm. In December 1996, the Company offered $6,000,000 of convertible subordinated debentures through a private placement on a "best efforts" basis exclusively through William R. Hough & Co. as "Sales Agent" for the Company. The sales agent agreement provided for the payment to William R. Hough & Co. of a fee of 1.50% for each $1,000 principal amount of debentures sold to directors of the Company or their spouses and 3% for each $1,000 of debentures sold to all others. The total amount of fees paid to William R. Hough & Co. for the sale of the debentures was $162,000. In addition, the Company agreed to indemnify the sales agent against and contribute toward certain liabilities, including liabilities under the Securities Act, and to reimburse William R. Hough & Co. for certain expenses and legal fees related to the sale of the debentures of approximately $51,000.

    In July, 1996, William R. Hough & Co. Began offering sales of insurance and mutual fund products and investment advisory services on the premises of the Bank. The Bank was paid a monthly fee of $300 for each banking office participating in the program plus a fee of 15% of the gross commissions earned from sales of non-insurance products. On January 1, 1997, this agreement was terminated and replaced with a new agreement where the Bank will be paid 50% of the net profits earned from sales of investment products on the Bank's premises.

                                  PROPOSAL TWO
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

    The Board of Directors, has appointed Arthur Andersen, LLP, independent certified public accountants, as independent accountants for the Company and the Bank for the fiscal year ending December 31, 1997, subject to ratification by the stockholders. Arthur Andersen, LLP, has served as independent accountants for the Bank since 1980 and for the Company since 1996. Arthur Andersen, LLP, has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company except as auditors and independent certified public accountants of the Company.

    A representative of Arthur Andersen, LLP, is expected to attend the 1997 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he desires to do so. A representative of Arthur Andersen, LLP, also is expected to be available to respond to appropriate questions from stockholders.

    The affirmative vote of the holders of a majority of the shares of stock represented at the 1997 Annual Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen, LLP, as independent public accountants.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.





                   [Balance of page intentionally left blank]

                             PRINCIPAL STOCKHOLDERS

    The following table lists, as of December 31, 1996 each holder of record of the Common or Preferred Stock who had filed a copy of a report indicating that he/she is or may be deemed to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                      AMOUNT AND
                                                       NATURE OF
                   NAME AND ADDRESS                   BENEFICIAL                   PERCENT
                 OF BENEFICIAL OWNER                 OWNERSHIP (1)                OF CLASS
                 -------------------                 -------------                --------
              William R. Hough                         2,318,106(2)(3)(4)          43.2%
              William R. Hough & Co.
              100 Second Avenue South
              Suite 800
              St. Petersburg, Florida  33701

              John W. Sapanski                           498,292(4)                 9.3%
              Republic Bank
              111 Second Avenue N.E.
              St. Petersburg, Florida  33701

              Donald Burton                              253,370(5)                 4.7%
              The Burton Partnership, Limited
              P.O. Box 4643
              Jackson, Wyoming 83001

_________________________________________________________
(1) Information relating to beneficial ownership of the Common Stock by the individuals listed above is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission under Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Also considered was an aggregate of 336,000 shares that could have been acquired upon conversion of the Company's Subordinated Debt issue. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of the Common Stock listed.

(2) Includes 600,000 shares that could have been acquired upon conversion of the Preferred Stock, 11,200 shares that could have been acquired upon the conversion of the Company's Subordinated Debt issue and 1,250 shares that may be acquired by exercise of options exercisable within 60 days.

(3) This beneficial ownership does not include shares of the Common Stock, 150,000 shares of which could have been acquired within 60 days upon conversion of the Preferred Stock, owned by the adult children of Mr. Hough, whose holdings are not deemed to be beneficially owned by Mr. Hough under the applicable SEC regulatory definition.

(4) Includes an aggregate of 26,000 shares that may be acquired upon exercising of options exercisable within 60 days and 28,000 shares that could have been acquired upon the conversion of the Company's Subordinated Debt issue.

(5) At the time Mr. Burton increased his ownership of Common Stock, such ownership exceeded 5% of the class. However, upon issuance of the Company's Subordinated Debt and after taking into consideration the Common Stock that would be issued if converted, the percentage falls below the 5% reporting threshold.





                   {Balance of page intentionally left blank}

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table lists, as of December 31, 1997, the amount and percentage of Common Stock held by each individual director of the Company (including shares of Common Stock that could be acquired upon conversion of Preferred Stock and Subordinated Debt) as well as the amount and percentage held by the named executive officers of the Bank, and the directors and executive officers of the Bank as a group.

                          NAME OF                         AMOUNT AND NATURE OF                     PERCENT
                      BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)                   OF CLASS
                      ----------------                   -----------------------                   --------

                 Fred Hemmer                                        16,305 (2)                      (3)
                 Charles Farrell                                         0                          n/a
                 John Fischer                                        6,320                          (3)
                 Richard Gleitsman                                   2,440                          (3)
                 William R. Hough                                2,318,106 (4)                      43.2%
                 Marla Hough                                         3,000 (6)                      (3)
                 Alfred T. May                                      37,600 (5)                      (3)
                 Steve McWhorter                                         0                          n/a
                 William J. Morrison                               105,950 (7)                       2.0%
                 John W. Sapanski                                  498,292 (8)                       9.3%

                 for director, and principal                     2,992,973 (9)                      55.8%
                 officers as a group (11 persons)




________________________________________

(1) Information relating to beneficial ownership of Common Stock by management is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission under Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of Common Stock listed.

(2) Includes 10,800 shares that may be acquired by exercise of options exercisable within 60 days and 1,600 shares held in Mr. Hemmer's individual retirement account.

(3) The Common Stock beneficially owned constitutes less than 1.0% of the shares outstanding as of December 31, 1997.

(4) Includes 600,000 shares that could have been acquired upon conversion of the Company Preferred Stock and 11,200 shares that could have been acquired upon the conversion of the Company's Subordinated Debt issue.

(5) Includes 5,000 shares that may be acquired by exercise of options exercisable within 60 days and 5,600 shares that could have been acquired upon the conversion of the Company's Subordinated Debt issue.

(6) Includes 2,500 shares that may be acquired by exercise of options exercisable within 60 days.

(7) Includes 67,500 shares held in a trust for which trust Mr. Morrison serves as trustee, 11,000 shares held by a partnership for which Mr. Morrison serves as a general partner, 3,750 shares that may be acquired by exercise of options exercisable within 60 days and 22,400 shares that could have been acquired upon the conversion of the Company's Subordinated Debt issue.

(8) Includes 26,000 shares that may be acquired by exercise of options exercisable within 60 days and 28,000 shares that may be acquired upon the conversion of the Company's Subordinated Debt issue.

(9) Includes an aggregate of 56,940 shares that may be acquired by exercise of options exercisable within 60 days.





               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act generally requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely upon its review of the copies of such Form 3s, 4s and 5s and other reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that during 1997 all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent stockholders were complied with.

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

       Proposals from Company stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 31, 1997, in order to be included in the Company's Proxy Statement and form of Proxy relating to the 1998 Annual Meeting of Stockholders.

                               OTHER INFORMATION

PROXY SOLICITATION

       The cost of soliciting Proxies for the 1997 Annual Meeting will be paid by the Company. In addition to the solicitation of stockholders of record by mail, telephone, or personal contact, the Company will be contacting brokers, dealers, banks, or voting trustees or their nominees, who can be identified as record holders of the Company stock. Such holders, after inquiry by the Company, will provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to the beneficial owners, and the Company will reimburse them for the expense of mailing proxy materials and 1996 Annual Reports to such persons.

MISCELLANEOUS

       The management of the Company knows of no other matters that are to be brought before the 1997 Annual Meeting. If any other matters come properly before the 1997 Annual Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                                                                      APPENDIX

REVOCABLE PROXY

                           REPUBLIC BANCSHARES, INC.

                  ___________________________________________


                    PROXY SOLICITED BY AND ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1997


The Undersigned hereby appoints William R. Hough and William J. Morrison, or either of them, with individual power of substitution, proxies to vote all shares of the Common or Series A Preferred Stock of Republic Bancshares, Inc. ( the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida, on April 22, 1997, at 9:00 a.m., local time, or any adjournment thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS I and II.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS I AND II

I. Election of Directors: Authority for the election of six directors to serve until the 1998 Annual Meeting of Stockholders: Fred Hemmer; Marla Hough; William R. Hough; Alfred T. May; William J. Morrison; and John W. Sapanski.

FOR                                     AGAINST                         ABSTAIN

       INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below:

______________________________________________________________________________

                                    WITHHELD

II. Ratifying the appointment of Arthur Andersen, LLP, as independent accountants for the Company and Bank for the fiscal year ending December 31, 1997.

FOR                                     AGAINST                         ABSTAIN



Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


 DATED: ____________________

                                        _______________________________________
                                        Signature


                                        _______________________________________
                                        Signature if held jointly

      (PLEASE MARK, SIGN ABOVE, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED)